UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 4, 2014

Biolase, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Cromwell, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-361-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under "Item 3.03. Material Modification to Rights of Security Holders" is incorporated herein by reference.

Item 3.03 Material Modifications to Rights of Security Holders.

On February 4, 2014, Biolase, Inc. (the "Company") entered into a Second Amendment to Rights Agreement (the "Amendment"), which amends the terms of the Rights Agreement, dated as of December 31, 1998 between the Company and Computershare Trust Company, N.A. (as successor right agent to U.S. Stock Transfer Company), as amended by that certain Amendment to Rights Agreement, dated as of December 19, 2008 (the "Rights Agreement"). The Amendment increases the threshold percentage of shares of the Company's common stock that must be acquired or proposed to be acquired to cause the distribution of rights certificates in accordance with the Rights Agreement, from 15% to 20%.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 4.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1 Second Amendment to Rights Agreement, dated February 4, 2014.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase, Inc.

February 10, 2014	By:	/s/ Federico Pignatelli

Name: Federico Pignatelli
Title: Chief Executive Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

4.1	Second Amendment to Rights Agreement, dated February 4, 2014.